Exhibit 10.23

SECOND AMENDED AND RESTATED
STOCK OPTION PLAN FOR XTREME LABS INC.
Effective October 1, 2013

1.	AMENDED AND RESTATED

This Plan shall amend, supersede and replace the previous amended and restated stock option plan dated October 8, 2012.

2.	PURPOSE

The purpose of this Plan is to advance the interests of the Corporation and its shareholders by providing to the directors, officers and full-time employees of the Corporation and its Subsidiaries and to Key Persons a performance incentive for continued and improved service with the Corporation and its Subsidiaries.

3.	DEFINITIONS

(a)	Administrators means the Board or two or more members thereof designated by the Board.

(b)	Board means the Board of Directors of the Corporation.

(c)	Code means Business Corporations Act (Ontario), as amended.

(d)	Common Shares means the Class B common shares of the Corporation in one or more series.

(e)	Corporation means Xtreme Labs Inc., an Ontario corporation, or any successor thereof.

(f)	Exercise Price means exercise price for Shares subject to an Option, as may be adjusted from time to time with the terms of this Plan.

(g)
Fair Market Value means the price at which the Administrators, acting in good faith, determine through any reasonable valuation method that a Share might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts, which may include opinions of independent experts.

(h)
IPO means an event by reason of which the Corporation becomes a public company under securities law of any jurisdiction in Canada or the United States, including, without limitation, a public offering of treasury shares, and any reverse take-over, share swap or other transaction, whether or not similar to the foregoing, as a result of which the Common Shares of the Corporation are listed and posted for trading or quoted on a Stock Exchange.

(i)
Key Person means (i) a member of the Board who is not an employee of the Corporation, (ii) a consultant, distributor or other person who has rendered valuable services to the Corporation or a Subsidiary, (iii) a person who has incurred, or is willing to incur, financial risk in the form of guaranteeing or acting as co-obligor with respect to debts or other obligations of the Corporation, or (iv) a person who has extended credit to the Corporation.

Subject to the foregoing, "Key Person" may include corporations, partnerships, associations and other entities.

(j)	Option Agreement means the agreement referred to in Section 11.

(k)
Options means the options granted under the Plan, and includes, without limitation, any other options which such options may be converted into or exchanged or substituted for entitling the holder thereof to receive shares or other securities of another entity resulting from a Substitution Event or otherwise.

(l)	Participants has the meaning given in Section 5.

(m)	Plan means this second amended and restated Stock Option Plan of Xtreme Labs Inc. dated as of October 1, 2013.

(n)	Shares has the meaning given in Section 4(a).

(o)	Stock Exchange means a stock exchange in Canada or the United States, or the Nasdaq National Market.

(p)	Subsidiary means any corporation that:

(i)	is controlled by

(1)	the Corporation;

(2)	the Corporation and one or more bodies corporate each of which is controlled by the Corporation; or

(3)	two or more bodies corporate each of which is controlled by the Corporation; or

(ii)	is a Subsidiary of a body corporate that is a Subsidiary of the Corporation.

For the purposes of this definition, a person “controls” another person, if that person directly or indirectly possesses the power to direct or cause the direction of the management and policies of that other person, whether through the ownership of securities, by contract or by any other means and “controlled by” and “under common control with” have corresponding meanings.

(q)	Substitution Event has the meaning given in Section 18(d).

(r)	Surrendered Shares has the meaning given in Section 15(b).

4.	SHARES SUBJECT TO THE PLAN

(a)
The Common Shares of the Corporation or any other shares or other securities of any other entity resulting from the occurrence of a Substitution Event or otherwise (collectively, the “Shares”), that may be issued pursuant to the exercise of Options are (i) Common Shares, and (ii) such other shares or other securities as the directors may from time to time determine, all of which Shares shall, subject to the occurrence of a Substitution Event and Section 18(e), be converted into Common Shares of the Corporation upon the occurrence of an IPO. Subject to Section 18(e), upon the occurrence of an IPO, all Options then outstanding in respect of Shares convertible into Common Shares of the Corporation shall become options to acquire that number of Common Shares which would result from the conversion of the Shares issuable on the exercise of such Options, and upon exercise of Options concurrently with or after the occurrence of the IPO, Common Shares shall be issued. Nothing contained herein shall be construed as a representation that the Corporation intends to effect an IPO.

(b)
Subject to approval of the Board, the aggregate number of Shares reserved for issuance under the Plan will be up to 20% of the issued shares of the Corporation of all classes. Subject to approval of the Board the Shares reserved under the Plan will be adjusted with subsequent stock issue and vice versa the issued stock will be adjusted with options grants.

(c)
Should an Option expire, terminate or cease to be exercisable without having been exercised in full, then Shares reserved for issue pursuant to the Option but not previously issued shall become available for issue pursuant to the exercise of other Options under the Plan. Any Surrendered Shares shall, after their surrender, not be available for use under this Plan.

5.	ADMINISTRATION

(a)
The Plan shall be administered by the Administrators. A majority of the Administrators shall constitute a quorum and all actions of the Administrators shall be taken by a majority present at any meeting. Any action of the Administrators may be taken by an instrument or instruments in writing signed by all the Administrators and any action so taken shall be as effective as if it had been passed by a majority of votes cast by the Administrators present at the meeting of such members duly called and held. The Administrators shall have full and complete power and authority to interpret and construe the provisions of the Plan and to prescribe such rules and regulations and make such other determinations as they deem necessary or desirable for the administration of the Plan, including without limitation full and complete power and authority to:

(i)	determine the eligibility of persons to participate in the Plan, the number of Shares subject to Options, the Fair Market Value of such Shares, the vesting period of Options and the term of Options;

(ii)	determine when Options will be granted, eligible persons to whom Options will be granted, and the number of Shares subject to each Option granted to an eligible person;

(iii)	adopt rules and regulations for implementing the Plan;

(iv)	make exceptions to the Plan in circumstances they determine to be appropriate; and

(v)	take such other steps as they determine to be necessary or desirable to give effect to the Plan.

(b)	Decisions of the Administrators shall be recorded in writing and shall be binding on the Corporation and on all persons eligible to participate in the Plan.

6.	PARTICIPANTS

Persons to whom Options may be granted (“Participants”) shall be limited to (i) directors, officers and full-time employees of the Corporation or its Subsidiaries having, unless waived by the Administrators, more than 3 months of service with the Corporation; and (ii) Key Persons, except that Key Persons shall be eligible to be granted Options only upon written approval of the Administrators.

7.	TERM OF PLAN

The Plan shall become effective October 1, 2013 and shall terminate on the earlier of the time at which the limit set out in Section 4(a) has been reached or the date on which the Administrators terminate the Plan, except that Options then outstanding shall continue in full force and effect in accordance with the provisions hereof.

8.	EXERCISE PRICE

(a)
The Exercise Price shall be such amount per Share as is determined from time to time by the Administrators in respect of specific Participants, provided that if the Common Shares of the Corporation are listed or quoted on a Stock Exchange, the Exercise Price of an Option granted after such listing shall not be less than the closing price of a Common Share of the Corporation sold as part of a board lot on such Stock Exchange on the last trading day immediately preceding the date of grant (or, if a board lot of such shares shall not have been traded on that day, on the next preceding trading day on which a board lot was traded) less the maximum discount permitted under the by-laws and policies of the Stock Exchange.

(b)
If the Administrators take any of the actions described in Section 18(d) below after the occurrence of a Substitution Event, the Exercise Price in respect of any Options that were the subject of a Substitution Event described in Section 18(d) shall contemporaneously be adjusted so that the total price to be paid for Shares obtainable on the exercise of the Options following the effective date of such Substitution Event remains unchanged (subject to rounding to the nearest whole cent).

9.	TERM AND VESTING

(a)
Except to the extent varied by the Administrators, and subject to Section 9, an Option (to the extent not previously exercised) shall forthwith expire, terminate and be of no further force or effect whatsoever as of 4:00 p.m. (Eastern Time - Canada & U.S.) on the 5th anniversary of the date on which the Option is granted.

(b)
Subject to Section 10, the vesting period of an Option shall be such that Shares subject to the Option may be acquired in the following amounts and at the following times prior to the expiration and termination of the Option:

(i)	33% after the first anniversary of the date of grant of the Option;

(ii)	an additional 2.778% after the end of each of the first through 23rd complete consecutive calendar months after the first anniversary of the date of grant of the Option; and

(iii)	the balance after the end of the 24th complete calendar month after the first anniversary of the date of grant of the Option.

(c)
Subject to Section 10, the Administrators may, with respect to Options granted to specified Participants, vary the vesting period thereof as set out in Section 9(b) including, without limitation, by providing that Options shall be exercisable only if certain performance targets are reached by the Corporation or one or more of its Subsidiaries.

10.	TERMINATION OF RELATIONSHIP

(a)
If a Participant ceases to be a director, officer, Key Person or full-time employee of the Corporation or one of its Subsidiaries, all Options granted to such Participant shall (as of the applicable time set out below) expire, terminate and be of no further force or effect whatsoever in respect of all Shares for which the Options are not duly exercised prior to:

(i)	in the case of cessation for cause, the earlier of expiration of the Options under Section 9(b) and the effective date of such cessation; and

(ii)
in any other case, the earlier of expiration of the Options under Section 9(b) and 90 days following such cessation, provided that any exercise of an Option following cessation shall be only in respect of Shares that were available for acquisition at the effective date of such cessation.

(b)
If, at any time prior to the occurrence of an IPO, a Participant ceases to be a director, officer, Key Person or full-time employee of the Corporation or one of its Subsidiaries, the Corporation reserves the right to repurchase at any time within 4 months following the effective date of such cessation (and if the Corporation exercises such right, such Participant shall sell to the Corporation) the Shares previously acquired by such Participant upon exercise of Options, by paying to such Participant, for each Share issued pursuant to a previous exercise of an Option, and either:

(i)	the Exercise Price for each such Share, in the case of cessation for cause; or

(ii)	in any other case,

(1)
an amount equal to the value per Share, if any, most recently determined for Shares of the same class or series, as the case may be, within six months prior to such repurchase, in connection with an issuance of such Shares or a grant of options to purchase such Shares; or

(2)	if no such value has been so determined, the Fair Market Value for such Share, determined as at a time within six months prior to such repurchase.

(c)
If an agreement is made (i) to sell or transfer (A) eighty percent (80%) or more of the Common Shares of the Corporation, or (B) eighty percent (80%) or more of its assets (as reflected on the Corporation's most recent audited balance sheet) and substantially all material customer agreements, for cash or property, or for a combination of cash and property, or (ii) to proceed with any merger, consolidation, reorganization, division or other transaction in which eighty percent (80%) or more of the issued and outstanding Common Shares of the Corporation are converted into another security or into the right to receive securities or property, then the vesting schedule of each outstanding Option shall remain unchanged, unless varied by the Administrators.

11.	AGREEMENT

Concurrent with the grant of an Option to a Participant, the Corporation and Participant shall enter into an agreement substantially in the form of Schedule 1 (or such other form as may be acceptable to the Administrators), evidencing such Participant’s right to acquire Shares in accordance with the Plan.

12.	RIGHT TO EMPLOYMENT, APPOINTMENT OR ENGAGEMENT

Nothing contained in the Plan or in any Option granted under the Plan shall confer upon any person any right to any employment, appointment or engagement or continued employment, appointment or engagement with the Corporation or any of its Subsidiaries or interfere in any way with the rights of the Corporation and its Subsidiaries in connection with such employment, appointment or engagement or the termination thereof.

13.	STATUS AS SHAREHOLDER

Neither the Participant nor his or her legal representative or heir(s) shall, by reason only of the grant of any Option, be considered to be a shareholder of the Corporation.

14.	EXERCISE OF OPTION

(a)
Subject to Section 15(a), an Option may be exercised at any time, or from time to time, during its term as to any number of Shares which are then available for acquisition and represents 100 or a multiple thereof. A person electing to exercise an Option shall give written notice of the election to the Administrators substantially in the form of the Exhibit to Schedule 1 (or such other form as may be acceptable to the Administrators), which shall include a voting trust agreement in respect of such Shares. The Exercise Price for the Shares to be acquired pursuant to the exercise of an Option shall accompany the written notice.

(b)
If at any time the Corporation shall determine in its sole discretion that it is necessary or desirable to comply with any requirement of law, a Stock Exchange or other regulatory authority as a condition of, or in connection with, the exercise of any Option or the issue of Shares as a result thereof, such exercise shall not be effective unless such compliance shall have been effected to the satisfaction of the Corporation.

(c)
Upon actual receipt by the Corporation of written notice addressed to the Secretary of the Corporation and payment for the Shares to be acquired, the person exercising the Option shall be registered in the books of the Corporation as the holder of the appropriate number of Shares and a share certificate shall be issued to such person.

15.	SURRENDER OF OPTIONS

(a)
The Administrators, acting in their absolute discretion, may incorporate a provision in an Option Agreement to allow a Participant to surrender his or her Option in whole or in part in lieu of the exercise in whole or in part of that Option on any date that:

(i)	the Fair Market Value of the Shares subject to such Option exceeds the Exercise Price for such Shares; and

(ii)	the Option to purchase such Shares is otherwise exercisable.

(b)
The surrender of an Option in whole or in part shall be effected by the delivery of the related Option Agreement to the Administrators, together with a statement signed by the Participant which specifies the number of Shares ("Surrendered Shares") as to which the Participant surrenders his or her Options and how he or she desires payment be made for such Surrendered Shares.

(c)
A Participant in exchange for his or her Surrendered Shares shall receive a payment in cash or in Shares, or in a combination of cash and Shares, equal in amount on the date such surrender is effected to the excess of the Fair Market Value of the Surrendered Shares on such date over the Exercise Price for the Surrendered Shares. The Administrators, acting in their absolute discretion, can approve or disapprove a Participant's request for payment in whole or in part in cash and can make that payment in cash or in such combination of cash and Shares as the Administrators deem appropriate. A request for payment only in Shares shall be approved and made in Shares to the extent payment can be made in whole Shares and (at the Administrators’ discretion) in cash in lieu of any fractional Shares.

(d)
Any Option Agreement which incorporates a provision to allow a Participant to surrender his or her Option in whole or in part also shall incorporate such additional restrictions on the exercise or surrender of such Option as the Administrators deem necessary to satisfy the conditions to the exemption under Rule 16b-3 (or any successor exemption) to Section 16(b) of the U.S. Securities Exchange Act of 1934, as amended or under any other applicable law.

16.	WAIVER OF INFORMATION RIGHTS

If an Option is exercised prior to occurrence of an IPO, the holder of Shares acquired upon such exercise shall, by acceptance of such Shares, be deemed to have waived his or her rights as a holder of such Shares to receive financial statements of the Corporation.

17.	TRANSFERABILITY

(a)	Options are personal to a Participant, not transferable and may be exercised only by:

(i)	the Participant to whom they were granted; or

(ii)	upon such Participant’s:

(1)	death, by the legal representative of his or her estate or any person who acquires his or her rights in respect of the Options by bequest or inheritance; or

(2)	mental incapacity, the legal representative having authority to deal with the property of the Participant;

provided that any such legal representative or other person shall deliver evidence satisfactory to the Corporation of entitlement to exercise the Option.

(b)	A person exercising an Option may subscribe for Shares only in his or her own name or in his or her capacity as a legal representative.

(c)	Prior to the occurrence of an IPO, Shares may not be sold, traded, pledged or otherwise dealt with or disposed of to a third party without the prior written approval of the Administrators.

(d)	After the occurrence of an IPO, a Participant may sell Shares through a Stock Exchange.

18.	ADJUSTMENT OF OPTIONS

(a)
If, at any time prior to the expiration of an Option, any subdivision, redivision, stock dividend out of the ordinary course or similar change occurs in respect of shares of the Corporation corresponding to Shares subject to the Option or into which such Shares may be converted, the Corporation shall, upon any subsequent exercise of the Option, deliver such additional number of shares as would have resulted from such subdivision, redivision, stock dividend or similar change if such exercise of the Option had taken place prior to the date of such subdivision, redivision, stock dividend or similar change and the Exercise Price for such shares shall be adjusted accordingly. For the purposes of this Section 18(a), a stock dividend in respect of shares of a class or series of the Corporation shall be deemed out of the ordinary course if it represents more than 10% of the then issued and outstanding shares of that class or series.

(b)
If, at any time prior to the expiration of an Option, any consolidation or similar change occurs in respect of shares of the Corporation corresponding to Shares subject to the Option or into which such Shares may be converted, the Corporation shall, upon any subsequent exercise of the Option, deliver such lesser number of shares as would have resulted from such consolidation or similar change if such exercise of the Option had taken place prior to the date of such consolidation or similar change and the Exercise Price for such shares shall be adjusted accordingly.

(c)
If as a result of any adjustment under this Section 18, a Participant would be entitled to a fractional Share, the fractional Shares shall be disregarded and the Participant shall be entitled to acquire only the adjusted number of whole Shares issuable on exercise of the Option.

(d)
Notwithstanding any other provision of this Plan, in the event of an IPO or an event described in Section 10(c) (each a “Substitution Event”), the Administrators may, in their sole and absolute discretion, without the necessity or requirement for the agreement of any Participant to be bound thereby: (i) accelerate or delay, conditionally or otherwise, on such terms as the

Administrators see fit, the vesting period of outstanding Options; (ii) permit the conditional exercise of any Options, in whole or in part and on such terms as the Administrators see fit; (iii) amend or otherwise modify the terms of the Options, including, for greater certainty, permitting Participants to exercise Options on a “cashless” basis; (iv) convert or exchange the Options to or for, or substitute the Options with, similar stock options of another issuer that is a party to a Substitution Event (or an affiliate of an issuer that is a party to a Substitution Event) on substantially the same economic terms and conditions as the Plan; or (v) terminate, following the successful completion of such Substitution Event, on such terms as it sees fit, the Options not otherwise exercised prior to the successful completion of such Substitution Event, together with the Plan. The determination of the Administrators in respect of any such Substitution Event shall for the purposes of this Plan be final, conclusive and binding.

(e)
Notwithstanding any other provision of this Plan, if the Administrators take any of the actions described in Section 18(d) above after the occurrence of a Substitution Event, any Options that were the subject of a Substitution Event described in Section 18(d) above shall remain as outstanding Options (after having given effect to such applicable action described in Section 18(d) above, if any) and shall not under any circumstances whatsoever be converted into Common Shares of the Corporation upon the occurrence of an IPO in accordance with Section 4(a).

19.	ALTERATIONS IN PLAN

The Administrators may at any time or from time to time alter, amend, vary, suspend, terminate or cancel the Plan; provided, however, that any alteration, amendment, variation, suspension, termination or cancellation which in any way affects the rights, benefits or obligations of a Participant shall not be binding on such Participant until he or she agrees in writing to be bound thereby.

20.	TERMINATION OF PLAN

The Administrators may terminate the Plan at any time in their discretion. If the Plan is so terminated, no further Options shall be granted but Options then outstanding shall continue in full force and effect in accordance with the provisions set out above.

21.	COMPLIANCE

The granting of Options and the sale of Shares under this Plan shall be carried out in compliance with applicable law and regulations, and shall be subject to the prior receipt of all necessary or appropriate consents, if any, of any governmental or regulatory authorities or agencies. Notwithstanding any other term of the Plan, the Corporation shall not be obliged to take any action or to refrain from taking any action, as may be necessary to comply with any applicable law, regulation, judgment, directive, rule, consent, approval, authorization, guideline, order or policy of any governmental or regulatory authority or agency (including any requirement of a Stock Exchange as a condition to the listing or quotation of the Shares or otherwise applicable to the Corporation while the Shares are so listed or quoted).

22.	SECURITIES REGULATION

Each Option Agreement may provide that, upon the receipt of Shares as a result of the surrender or exercise of an Option, the Participant shall, if so requested by the Corporation, hold such Shares for investment and not with a view of resale or distribution to the public and, if so requested by the Corporation, shall deliver to the Corporation a written statement satisfactory to the Corporation to that effect. Each such Option Agreement may also provide that, if so requested by the Corporation, the Participant shall make a written representation to the Corporation that he or she will not sell or offer to sell any of such Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act of 1933, as amended (“1933 Act”), and any applicable state securities law or, unless he or she shall have furnished to the Corporation an opinion, in form and substance satisfactory to the Corporation, of legal counsel acceptable to the Corporation, that such registration is not required. Certificates representing the Shares transferred upon the exercise or surrender of an Option granted under this Plan may at the discretion of the Corporation bear a legend to the effect that such Shares have not been registered under the 1933 Act or any applicable state securities law or qualified for distribution to the public under any applicable provincial securities law, and that such Shares may not be sold or offered for sale in the United States, in the absence of an effective registration statement as to such Shares under the 1933 Act and any applicable state securities law or an opinion, in form and substance satisfactory to the Corporation, of legal counsel acceptable to the Corporation, that such registration is not required, or in Canada, except in compliance with, or pursuant to an exemption from, the registration and prospectus requirements of applicable provincial securities legislation.

23.	GOVERNING LAW

The Plan and determinations made and actions taken in connection with the Plan shall be governed by and construed in accordance with the laws of the Province of Ontario, Canada.